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                                                                   Exhibit 10.16


                       [LETTERHEAD OF ANNUITY & LIFE RE]

September 4, 2002
(as revised December 19, 2002)

Richard Tucker
c/o Annuity and Life Re (Holdings), Ltd.
P.O. Box HM 98
Hamilton, HM 11
Bermuda

RE: RETENTION AGREEMENT

Dear Rich:

         The Board of Directors of Annuity and Life Re (Holdings), Ltd. ("ANR") is currently exploring the possibility of a significant capital raising or other strategic transaction. Because you are an important part of the management and professional team of ANR and its subsidiary Annuity & Life Reassurance, Ltd. (the "Operating Company"), the Board of Directors of ANR has determined that it is in the best interests of ANR and its shareholders to offer you appropriate incentives to continue to focus on the business of ANR and the Operating Company during this period while a transaction is being considered. Please note that, as used herein, the term "Company" refers to both ANR and the Operating Company, and all terms included in this letter agreement and not otherwise defined have the meanings given them in your Employment Agreement with the Company (the "Employment Agreement").

         In consideration of your continued employment with the Company, the Company hereby offers, and you, intending to be legally bound, hereby accept, the following modifications to your employment arrangements with the Company:

         1. Your base salary, payable in accordance with Section 4 of the Employment Agreement, shall be $225,000, effective as of September 1, 2002.

         2. The Company shall pay you a retention bonus of $80,000 (the "Retention Bonus"). $20,000 of the Retention Bonus was paid to you in September 2002, with the balance to be paid on the earlier of May 31, 2003 or the occurrence of a Change in Control, as defined below, (such date, the "Bonus Date"), so long as you are still an employee of the Company on the Bonus Date; provided, however, that if your employment with the Company is terminated before the Bonus Date,

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                  you will still be paid the balance of the Retention Bonus if such termination is by the Company other than for Serious Cause, including in the event of your death or disability, or by you for Good Reason. If, before the Bonus Date, (i) your employment with the Company is terminated for Serious Cause or
                  (ii) you terminate your employment with the Company other than for Good Reason, then you shall immediately repay to the Company the portion of the Retention Bonus already paid and you further acknowledge that you will not be eligible to receive the balance of the Retention Bonus.

         3. Except as expressly provided herein, the terms of the Employment Agreement shall remain in full force and effect.

         For purposes of this letter, a "Change in Control" shall be deemed to have occurred if (a) any person, including a group of persons acting in concert, becomes the beneficial owner of shares of ANR having 50 percent or more of the total number of votes that may be cast for the election of directors of ANR; (b) there occurs any cash tender or exchange offer for shares of ANR, merger or other business combination, or any combination of the foregoing transactions, and as a result of or in connection with any such event persons who were directors of ANR before the event shall cease to constitute a majority of the board of directors of ANR or any successor to ANR; or (c) there occurs a sale, conveyance, or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of ANR.

         Please sign below to indicate that you acknowledge and agree to the terms and conditions set forth in this letter agreement.

                                       By: /s/ Frederick S. Hammer
                                           _____________________________
                                       Name:  Frederick S. Hammer
                                       Title: Chairman of the Board of Directors

I hereby acknowledge and agree to the terms and conditions set forth in this letter agreement.

By: /s/ Richard Tucker
    ______________________________
Name: Richard Tucker

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